AGREEMENT FOR PAYMENT OF ROYALTIES


            This Agreement ("AGREEMENT") is made effective the 20th day of April, 2000, by and between KANAKARIS COMMUNICATIONS, INC., a California corporation, ("KCI") and John Clark, an individual residing at 705 South Beach Street, #99, Dayton Beach, Florida 32114 ("CLARK"). This Agreement formalizes, restates and replaces that certain agreement evidenced by a Memo re "Proposal for distribution of 'Dead Angel'," dated October 18, 1999, which was addressed to CLARK from Lisa Lawrence, the Director of Internet Business Affairs of KCI (the "MEMO AGREEMENT").

                                    RECITALS

         A. KCI is in the business of marketing books and videos via the Internet.

         B. CLARK has written a book titled "Dead Angel" which pertains to CLARK's relationship with Jerry Garcia (the "BOOK").

         C. CLARK desires to have KCI market, and KCI desires to market, the Book via the Internet pursuant to the terms of this Agreement.

         D. Pursuant to the terms of the Memo Agreement, KCI previously has paid (i) $3,000 to CLARK to finish the Book, and (ii) $2,000 to Jim Schock.

                                    AGREEMENT
                                    ---------

         NOW THEREFORE, in consideration of the Recitals made above, the representations and covenants made herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.       SERVICES TO BE PERFORMED BY KCI.

         KCI hereby agrees to perform the following services on behalf of CLARK in an effort to promote the Book (the "SERVICES"):

         A. VIDEO TAPED INTERVIEWS. KCI or its agents, at KCI's cost and expense, will videotape interviews with Cliff Garcia, Bob Roberts and CLARK (the "INTERVIEW VIDEOTAPE").

         B. PROMOTIONAL PARTY. KCI will pay CLARK $6,000 to be applied towards expenses to be incurred by CLARK (and evidenced by written documentation satisfactory to KCI) in connection with his hosting of a party to promote the Book at Cocodrie on or about May 8, 2000 (the "PARTY"). CLARK shall provide KCI copies of any written documentation evidencing the Party expenses which KCI reasonably requests. To the extent CLARK incurs Party expenses which in the aggregate are less than $6,000, CLARK hereby agrees to refund the difference to KCI within 15 days of the date of the Party. CLARK will arrange to have the "All Star Band" perform at the Party. The members of


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                  the All Star Band include Randy Forrester (originally from the
                  Eddie Money Band), Trent Stroh (originally from the Eddie
                  Money Band), Donny Baldwin (originally from the Jerry Garcia Band, Starship), Johnny Gunn (originally from the Elvin Bishop
                  Band), Ed "Mudbone" Earley (originally from the Elvin Bishop
                  Band) and David Stone (originally from Cold Blood). KCI or its agents, at KCI's cost and expense, will videotape the Party and the performance of the All-Star Band at the Party (the "PARTY VIDEOTAPE").

         C. WEBCAST. KCI will feature a webcast on the homepage of the WWW.KKRS.COM website (the "WEBCAST"). The Webcast will include clips, to be selected by KCI, from the Interview Videotape and the Party Videotape.

         D. PAYMENTS. KCI has already paid $3,000 to CLARK to finish the Book and an additional $2,000 to the Editor's Agent, and CLARK hereby acknowledges that such payments have been made. In addition to these payments, KCI hereby agrees to make the following payments in an effort to promote the Book: (i) the $6,000 to be paid to CLARK as of the date of this Agreement to be used for Party expenses in accordance with paragraph 1.D above, and (ii) a second payment of $2,000 to the Editor's Agent as agreed forthwith.

II.      CONSIDERATION PAID FOR SERVICES.

         As consideration for the Services performed or to be performed by KCI, CLARK hereby agrees to pay KCI the following consideration in accordance with the terms and conditions of this Agreement:

         A. ONLINE DISTRIBUTION ROYALTY. CLARK hereby agrees to pay KCI in perpetuity a royalty equal to 50% of the Gross Sales Revenue generated from the distribution of the Book via the Internet (the "ONLINE DISTRIBUTION ROYALTY"). The remaining 50% of the Gross Sales Revenue shall be remitted to CLARK within 45 days of the end of each calendar quarter. For purposes of this Agreement, "GROSS SALES REVENUE" means the gross revenue actually received by KCI with respect to sales of the Book via the Internet, based on a cash method of accounting, and otherwise determined in accordance with generally accepted accounting practices, applied on a consistent basis from period to period.

         B. OTHER ROYALTIES. CLARK hereby assigns to KCI the right to receive for two years following the date of this Agreement 50% of all royalties generated by the Book, the Interview Videotape, the Party Videotape or any content contained therein (the "OTHER ROYALTIES"), whether such revenues arise from leases, licenses, sales and other transfers, uses and/or dispositions of any interest in the Book, Interview Videotape and/or Party Videotape. If CLARK initially receives such revenues, the Other Royalties shall be paid to KCI no later than 45 days after the end of each calendar quarter in which such revenues were received by CLARK. If KCI initially receives such revenues, it shall retain for itself the Other Royalties and shall remit the remainder of such revenues to CLARK or his designated assigns no later than 45 days after the end of each calendar quarter in which such revenues were received by KCI.

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

III.     GENERAL PROVISIONS.

         A. GOVERNING LAW; VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of California. The proper venue for any action arising from or in connection with the interpretation or enforcement of this Agreement shall be the Superior Court for the County of Orange, State of California.

         B. SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired in any way and shall be construed in accordance with the purpose and terms of this Agreement.

         C. SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties. Except as expressly provided herein, nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         D. NOTICES. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, 24 hours after transmission by telex, or five days after deposit in the United States mail, by registered or certified mail, addressed as set forth on the execution page hereto or at such other address as such party may designate by ten (10) days' advance written notice to the other party.

         E. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         F. HEADINGS. The headings of the sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

         G. AMENDMENT OR WAIVER OF AGREEMENT. The provisions of this Agreement may not be amended or waived except by a written instrument signed by the affected parties hereto.

         H. LEGAL ACTION AND FEES. In the event of any controversy, claim or dispute between the parties hereto arising out of or relating to this Agreement, the prevailing party shall be entitled to recovery from the nonprevailing party its or his reasonable expenses, including, but not by way of limitation, attorneys' fees.

         I. ENTIRE AGREEMENT. This Agreement constitutes the entire contract between the parties relative to the subject matter hereof and no party shall be liable or bound to the other in any manner by any warranties, representations or covenants except as specifically set forth herein. Any previous agreement among the parties with respect to the matters discussed herein is superseded by this Agreement.

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

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed this 20th day of April, 2000.



         KCI:                         KANAKARIS COMMUNICATIONS, INC.



                                      By:      /S/ALEX KANAKARIS
                                          --------------------------

                                      Name:_________________________

                                      Its:__________________________



                                      Address:______________________
                                              ______________________
                                              ______________________
                                      Fax No.:______________________



         CLARK:                       /S/JOHN CLARK
                                      ------------------------------
                                      John Clark



                                      Address:705 S. Beach #99
                                      Daytona Beach, FL  32114
                                      Fax No.:(904) 238-7839

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